Exhibit 10.83

SECURED PROMISSORY NOTE

$1,372,392

            , 2013

FOR VALUE RECEIVED, COMSTOCK HALL ROAD, L.C., a Virginia limited liability company (“Borrower”), having an address of 1886 Metro Center Drive, Suite 410, Reston, Virginia 20190, promises to pay to the order of Bennett-Williams Partnership, Tammie Compton Crank and Betty Corbitt, Darren T. Ewing, AND Estate of Mabel B. Page (collectively, “Lender”), in lawful money of the United States of America, at Mr. Robert Jackson 1420 Spring Hill Road Suite 401 McLean, VA 22101 or at such other place as Lender or its transferee may designate in writing, the principal sum of ONE MILLION THREE HUNDRED AND SEVENTY-TWO THOUSAND THREE HUNDRED AND NINETY-TWO AND 00/100 DOLLARS ($1,372,392) (the “Loan”), with interest on the unpaid principal balance at the rate and on the terms provided in this Promissory Note (including all renewals, extensions or modifications hereof, the “Note”).

1. Interest Rate. Interest shall be charged on the principal balance hereof at the rate of six percent (6%) per annum. Interest shall be calculated using a 360-day year, based upon the actual number of days for which the calculation is being made.

2. Payment of Principal and Interest. The entire unpaid principal amount hereof, together with accrued and unpaid interest and all other amounts payable hereunder, shall be due and payable on December 13, 2013 (the “Maturity Date”). No payment of principal or interest shall be due and payable prior to the Maturity Date.

3. Prepayment. Borrower may prepay this Note, in whole or in part, at any time, without payment of a prepayment fee. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder. No partial prepayment shall affect the obligation of the Borrower to make any payment of principal or interest on the due dates specified.

4. Events of Default. The following shall constitute an event of default (an “Event of Default”) hereunder: the occurrence of any default (monetary or otherwise) in any term, covenant or condition hereunder or the Deed of Trust (described below) which continues for a period of thirty (30) days following the giving of notice thereof by Lender to Borrower (except, however, for a default the nature of which takes longer than thirty (30) days to cure, Borrower commences to cure such default prior to the end of such thirty (30) day period and diligently prosecutes such cure to completion).

5. Remedies. If an Event of Default exists, Lender may exercise any right, power or remedy permitted by law.

6. Miscellaneous.

6.1 No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver or a bar to such right or remedy in a subsequent event.

6.2 Waiver. Borrower waives demand, notice, presentment, protest, demand for payment, notice of dishonor, notice or protest and diligence of collection of this Note. Borrower consents to any and all extensions for time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note.

6.3 Partial Invalidity. The invalidity or unenforceability of any one or more provision of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

6.4 Binding Effect. The covenants, conditions, waiver, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by either Lender or Borrower without the prior written consent of the other, and any such assignment or attempted assignment by either party shall be void and of no effect.

6.5 Modifications. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

6.6 Jurisdiction. ANY PARTY WHO DESIRES TO BRING AGAINST THE OTHER PARTY A CIVIL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO EITHER THIS NOTE OR THE RELATIONSHIP OF THE PARTIES MAY BRING SUCH ACTION OR PROCEEDING ONLY IN A STATE COURT LOCATED IN LOUDOUN COUNTY, VIRGINIA. FOR THIS PURPOSE, EACH PARTY CONSENTS TO PERSONAL JURISDICTION IN SUCH STATE COURT AND WAIVES ANY RIGHT TO DISMISS OR TRANSFER SUCH ACTION OR PROCEEDING. NOTHING IN THIS SECTION SHALL PREVENT ENFORCEMENT IN ANOTHER FORUM OF ANY JUDGMENT OBTAINED IN A COURT IDENTIFIED HEREIN.

For purposes of service of process, hand delivery of lawful process to the Borrower in accordance with the Notice provisions of Section 6.9 shall be deemed acceptable and adequate by Borrower.

6.7 Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Virginia without reference to conflict of laws principles.

6.8 WAIVER OF JURY TRIAL, BORROWER AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND BORROWER EACH HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

6.9 Notices. All notices and communications under this Note shall be in writing and shall be given by either (a) hand-delivery, (b) certified or registered mail, postage prepaid, return receipt requested, or (c) reliable overnight commercial courier (charges prepaid), to the address of Borrower listed above, attention Christopher Clemente, CEO, with a copy to Jubal Thompson, and to the address of Lender listed above, attention Rob Jackson , with a copy to Darren Ewing. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by certified or registered mail, return receipt requested, upon receipt or rejection; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

6.10. Security Property. This Promissory Note is secured by a Deferred Purchase Money First Deed of Trust of even date herewith (the Deed of Trust) on certain real property located in Loudoun County, Virginia more particularly identified in such Deed of Trust. A default under such Deed of Trust shall also constitute a default under this Promissory Note.

[Signatures to Follow]

IN WITNESS WHEREOF, Borrower, intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.

ATTEST:		BORROWER:

COMSTOCK HALL ROAD, L.C.

BY: COMSTOCK HOLDING COMPANIES, INC., its Manager

BY:

	Name:	Name:

Title:		Title:

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